Exhibit 5.1

Medigus Ltd.	May 11, 2020
Omer Industrial Park No. 7A,
P.O. Box 3030, 8496500, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Medigus Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) which registers the offer, issuance and sale by the Company, from time to time, of up to US$50,000,000, in the aggregate, of any one or more of the following types of securities (the “Securities”):

(a)	American Depositary Shares (“ADSs”), each representing twenty (20) ordinary shares, par value NIS 1.00 per share, of the Company (“Ordinary Shares”)

(b)	Ordinary Shares;

(c)	warrants to purchase Ordinary Shares and/or ADSs (“Warrants”);

(d)	subscription rights to purchase Ordinary Shares and/or ADSs (“Rights”); and

(e)	units comprised of one or more of the securities that will be offered under the prospectus (“Units”).

The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). The Rights will be issued under a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and a rights agent (the “Rights Agent”). The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of a meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Ordinary Shares underlying ADSs and the Ordinary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 1, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the ADSs and/or Ordinary Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Ordinary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Ordinary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible or exercisable Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters (for purposes of this paragraph 2, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the due authorization, execution and delivery of (i) the warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”) and (ii) any certificates relating to the Warrants, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) entry by the Company into, and performance by the Company under, any applicable Warrant Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Warrants may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect), the Warrant Agreement and any warrant certificates, of the terms of the Warrants and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein, of the Warrants and (h) receipt by the Company of the consideration for the Warrants as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Warrant Agreement, such Warrants, will constitute valid and legally binding obligations of the Company.

3. With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Rights, the terms of the offering thereof and related matters (for purposes of this paragraph 3, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of (i) the rights agreement to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (a “Rights Agreement”) and (ii) any certificates relating to the Rights, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Rights in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Rights Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Rights may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect) and the Rights Agreement and any rights certificates, of the terms of the Rights and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Rights Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Rights Agreement, the Registration Statement and the prospectus included therein, of the Rights and (h) receipt by the Company of the consideration for the Rights as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Rights Agreement, such Rights will constitute valid and legally binding obligations of the Company.

4. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the terms of the offering thereof and related matters (for purposes of this paragraph 4, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of (i) the unit agreement to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (a “Unit Agreement”) and (ii) any certificates relating to the Units, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Units in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Unit Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Units may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect) and the Unit Agreement and any unit certificates, of the terms of the Unit and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Unit Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Unit Agreement, the Registration Statement and the prospectus included therein, of the Units and (h) receipt by the Company of the consideration for the Units as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Unit Agreement, such Units will constitute valid and legally binding obligations of the Company.

We express no opinion as to the enforceability of any provision in any Warrant Agreement, Rights Agreement, Unit Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Warrant Agreement, Rights Agreement, Unit Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

With respect to our opinion as to the issuance of the Ordinary Shares, including any Ordinary Shares issued upon exercise or conversion of any Securities, we have assumed that, at the time of issuance and sale and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices

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